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Exhibit 10.35

FIRST AMENDMENT

        FIRST AMENDMENT, dated as of November 4, 2005 (this "Amendment"), to the CREDIT AGREEMENT, dated as of February 22, 2005 (the "Credit Agreement"), among SEARS HOLDINGS CORPORATION ("Holdings"), SEARS ROEBUCK ACCEPTANCE CORP. ("SRAC"), KMART CORPORATION ("Kmart Corp."; together with SRAC, the "Borrowers"), the Lenders party thereto, certain other parties, and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Agent") for the Lenders.

W I T N E S S E T H:

        WHEREAS, Holdings and/or certain of its affiliates intend to enter into a series of transactions pursuant to which (i) an Affiliate of Ares Management LLC will acquire an equity interest and an option to acquire additional equity interests in Orchard Supply Hardware Stores Corporation ("Orchard Holdco"), (ii) Orchard Holdco and/or its Subsidiaries will issue certain debt obligations, and (iii) Sears, Roebuck and Co. will receive, directly or indirectly, a dividend from the proceeds of the sale of equity interests and the incurrence of debt described above (collectively, the "Transactions");

        WHEREAS, Orchard Holdco is a Subsidiary of Holdings and the sole member of Orchard Supply Hardware LLC (formerly, Orchard Supply Hardware Corporation) ("Orchard Opco");

        WHEREAS, Orchard Opco is party as a Guarantor and Grantor to the Guarantee and Collateral Agreement;

        WHEREAS, Holdings and the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement as described herein; and

        WHEREAS, the parties hereto are willing to amend such provisions on and subject to the terms and conditions herein;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Unless otherwise defined herein, terms defined in the Credit Agreement shall have those meanings when used herein.

        Section 2.    Consent to Transactions.    Notwithstanding any provision of the Credit Agreement or any of the other Loan Documents, the Lenders hereby consent to, and waive any default that would otherwise arise out of, the consummation of the Transactions.

        Section 3.    Consent to Release.    The Lenders hereby consent to, and direct the Agent to effectuate, the release of Orchard Opco from its guarantee under the Guarantee and Collateral Agreement and from any other obligations of Orchard Opco under the Loan Documents and the release by the Agent of any Collateral pledged by Orchard Opco as security for the obligations under the Loan Documents. The Lenders acknowledge and agree that, from and after the date this First Amendment shall take effect, Orchard Opco shall cease to be a Loan Party.

        Section 4.    Amendment to Definitions.

          (a)   The definition of "Consolidated" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "Consolidated" refers to the consolidation of accounts of Holdings and its Subsidiaries, excluding Sears Canada and Orchard Supply Hardware, in acc ordance with GAAP and as presented on a GAAP basis. It is understood that, for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to Holdings, each provision of Section 7.01(k) shall be deemed to have been complied with, whether or not compliance with such provision is required.

          (b)   The definition of "Subsidiary" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end thereof prior to the period:

    ; provided, that Unrestricted Subsidiaries shall be deemed not to constitute "Subsidiaries" for the purposes of this Agreement (other than the definitions of "Orchard Supply Hardware" and "Unrestricted Subsidiary" and the first and second usage of the term "Subsidiary" in Section 7.01(k))

        Section 5.    New Definitions.    The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

          "First Amendment" means the First Amendment to this Agreement, dated as of November 4, 2005.

          "First Amendment Effective Date" means the date upon which the First Amendment shall take effect in accordance with its terms. "Orchard Supply Hardware" means the collective reference to (i) OSH, (ii) any Subsidiary of OSH, (iii) any entity which may hereafter own 100% of the equity interests of OSH and the equity interests of which are owned in part by Ares Management LLC (or an Affiliate thereof) and in part by Holdings or a Subsidiary of Holdings and (iv) any Subsidiary of the entity referred to in clause (iii).

          "OSH" means Orchard Supply Hardware Stores Corporation, a Delaware corporation.

          "Unrestricted Subsidiary" means OSH and any other Person that qualifies under the definition of Orchard Supply Hardware, provided, that, in each case, (i) at no time shall any creditor of any such Person have any claim (whether pursuant to a guarantee or otherwise) against Holdings or any of its other Subsidiaries (other than another Unrestricted Subsidiary) in respect of any Debt or other obligation (except for obligations arising by operation of law, including joint and several liabilities for taxes, ERISA and similar items) of any such Person, other than (a) claims arising or relating to the period or transactions effected prior to the First Amendment Effective Date and (b) claims of trade vendors incurred in the ordinary course; (ii) neither Holdings nor any of its Subsidiaries (other than another Unrestricted Subsidiary) shall become a general partner of any such Person; (iii) no default with respect to any Debt of any such Person (including any right which the holders thereof may have to take enforcement action against any such Person) shall permit, solely as a result of such Debt being in default or accelerated (upon notice, lapse of time or both), any holder of any Debt of Holdings or its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and (iv) no such Person shall own any equity interests of, or own or hold any Lien on any property of, any other Subsidiary of Holdings (other than another Unrestricted Subsidiary).

        Section 6.    Section 6.02(h).    Section 6.02(h) of the Credit Agreement is hereby amended by adding the words "or Orchard Supply Hardware" after the words "Sears Canada".

        Section 7.    New Event of Default.    The following new paragraph (k) is hereby added to Section 7.01 of the Credit Agreement immediately after paragraph (j):

          "(k)    (i) Orchard Supply Hardware shall cease to qualify as an "Unrestricted Subsidiary" and shall qualify as a Subsidiary or (ii) at any time after the date that is 120 days after the First Amendment Effective Date (unless no Person that qualifies under the definition of Orchard Supply Hardware is a Subsidiary of Holdings), Holdings or any of its Subsidiaries, on the one hand, and Orchard Supply Hardware, on the other hand, shall (w) fail to maintain books separate from those of the other, (x) fail to maintain bank accounts separate from those of the other, (y) commingle a material portion of their assets with those of the other or (z) in the case of Holdings or any of its Subsidiaries, make or agree to make any payment to a creditor of any Unrestricted Subsidiary in its capacity as such, other than as contemplated by the definition of "Unrestricted Subsidiary";"

        Section 8.    Representations and Warranties.    Each of Holdings and each Borrower represents and warrants that the representations and warranties contained in Section 5.01 of the Credit Agreement (except the representations set forth in subsections (g), (h) and (i) thereof), after giving effect to this Amendment, are true and correct in all material respects, except where such representations and warranties relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date. Each of Holdings and each Borrower represents and warrants that, after giving effect to this Amendment and the Borrowing Base recalculation referred to in Section 6(c) below, no Default or Event of Default has occurred and is continuing.

        Section 9.    Effectiveness.    This Amendment shall be effective on and as of the date on which (a) this Amendment shall have been executed and delivered by the Borrowers and Holdings, (b) the Agent shall have received executed letters with respect to this Amendment in substantially the form attached hereto as Exhibit A (a "Lender Consent Letter") from the Required Lenders and (c) the Agent shall have received a Borrowing Base Certificate with calculations giving effect to this Amendment.

        Section 10.    Continuing Effect of Loan Documents.    This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Loan Documents not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties. Except as expressly amended or modified herein, the provisions of the Loan Documents are and shall remain in full force and effect.

        Section 11.    Counterparts; Binding Effect.    (a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (b)   The execution and delivery of a Lender Consent Letter with respect to this Amendment by any Lender shall be binding upon each of its successors and assigns and binding in respect of all of its Commitments and Extensions of Credit, including any Commitments or Extensions of Credit acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

        Section 12.    Payment of Expenses.    The Borrowers agree to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

        Section 13.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

SEARS HOLDINGS CORPORATION
By:	/s/ ALLEN R. RAVAS Name: Allen R. Ravas Title: Senior Vice President, Finance & Treasurer
SEARS ROEBUCK ACCEPTANCE CORP.
By:	/s/ GEORGE F. SLOOK Name: George F. Slook Title: Vice President, Finance
MART CORPORATION
By:	/s/ ALLEN R. RAVAS Name: Allen R. Ravas Title: Vice President, Treasurer
JPMORGAN CHASE BANK, N.A., as Agent
By:	/s/ TERI STREUSAND Name: Teri Streusand Title: Vice President

EXHIBIT A

LENDER CONSENT LETTER
SEARS HOLDINGS CORPORATION CREDIT AGREEMENT
DATED AS OF FEBRUARY 22, 2005

To:	JPMorgan Chase Bank, N.A., as Agent 270 Park Avenue New York, New York 10017

Ladies and Gentlemen:

        Reference is made to the Credit Agreement, dated as of February 22, 2005 (the "Credit Agreement"), among SEARS HOLDINGS CORPORATION ("Holdings"), SEARS ROEBUCK ACCEPTANCE CORP. ("SRAC"), KMART CORPORATION ("Kmart Corp."; together with SRAC, the "Borrowers"), the Lenders party thereto, certain other parties, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders.

        Holdings and the Borrowers have requested certain amendments to the Credit Agreement on the terms and conditions described in the First Amendment to the Credit Agreement in the form attached hereto as Exhibit A (the "First Amendment").

        Pursuant to Section 9.01 of the Credit Agreement, the undersigned Lender hereby agrees to all of the terms and conditions of the First Amendment.

Very truly yours,

(NAME OF LENDER)

By:
Name: Title

Dated as of November 4, 2005

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LENDER CONSENT LETTER SEARS HOLDINGS CORPORATION CREDIT AGREEMENT DATED AS OF FEBRUARY 22, 2005